Exhibit 99.1
News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Wednesday, March 7, 2007
USA Mobility Reports Fourth Quarter and 2006 Operating Results
Subscriber Trends Improve, Expenses Reduced and Capital Returned to Shareholders;
Key Verticals of Healthcare, Government and Large Enterprise Targeted
Alexandria, VA (March 7, 2007) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the fourth quarter and year ended December 31, 2006.
Reported revenue was $497.7 million for 2006, compared to $618.6 million in 2005. EBITDA (Earnings before interest, tax, depreciation, amortization and accretion) for 2006 was $140.4 million, or 28.2 percent of revenue, while operating income was $67.1 million. Net income for 2006 was $40.2 million, or $1.46 per fully diluted share, compared to $12.9 million, or $0.47 per fully diluted share, for 2005.
For the fourth quarter, reported revenues totaled $116.0 million, compared to $119.6 million in the third quarter of 2006 and $143.4 million in the fourth quarter of 2005. EBITDA for the fourth quarter of 2006 was $30.8 million, or 26.6 percent of revenue, and operating income was $13.6 million. Net income for the fourth quarter was $8.3 million, or $0.30 per fully diluted share, compared to $7.9 million, or $0.29 per fully diluted share, in the year-earlier quarter.
Key results in 2006 included:
•	Quarterly net unit losses slowed significantly during the year to 154,000 in the fourth quarter from 252,000 in the first quarter, while the quarterly rate of unit erosion improved to 3.6 percent in the fourth quarter from 5.2 percent in the first quarter of 2006. The annual rate of unit erosion declined to 16.0 percent in 2006 from 18.1 percent in 2005. Total units in service at year-end 2006 were 4,105,000, compared to 4,886,000 at year-end 2005.

•	The rate of revenue decline continued to show improvement during 2006. The quarterly rate of revenue erosion narrowed to 2.9 percent in the fourth quarter, compared to 5.9 percent in the first quarter of 2006. The year-over-year rate of revenue decline improved to 19.5 percent in 2006 from 21.6 percent in 2005.

•	Operating expenses, excluding depreciation, amortization and accretion, were $85.2 million for the fourth quarter, a reduction of $16.4 million, or 16.1 percent, from $101.6 million in the fourth quarter of 2005. For 2006, operating expenses were $357.3 million, a decrease of $102.8 million, or 22.3 percent, from 2005. Lower expenses were largely the result of the Company’s ongoing network rationalization initiative, coupled with staff reductions and numerous other company-wide cost efficiency initiatives.

•	Average revenue per unit (ARPU) was $8.57 for the fourth quarter of 2006, compared to $8.60 in the third quarter and $8.90 in the fourth quarter of 2005.

•	EBITDA as a percentage of revenue was 26.6 percent in the fourth quarter, compared to 27.8 percent in the third quarter and 29.2 percent in the fourth quarter of 2005.

•	Capital expenses totaled $21.0 million in 2006, compared to $13.5 million in 2005, with the increase due largely to replenishing of pager equipment inventories.

•	The Company generated $127.9 million in cash during the year from operating and investing activities and had a cash balance of $66.5 million at December 31, 2006.

•	The Company paid a special distribution of $3.00 per share of common stock in July and its first quarterly cash distribution of $0.65 per share in December. Combined, the cash distributions represented a return of capital to shareholders totaling $99.8 million.

•	In 2006 the Company made substantial progress in rationalizing its paging network by eliminating redundant locations, consolidating equipment within each site and removing excess capacity. These efforts yielded a net reduction of 1,980 transmitters, or 12.8 percent since December 31, 2005.

•	Consolidation and related expense control efforts reduced the number of equivalent employees from 1,617 at the beginning of the year to 1,235 at year end. As a result, workforce productivity increased 7.6 percent to $369,000 of annualized revenue per employee in the fourth quarter of 2006 from $343,000 in the fourth quarter of 2005.
“We made significant progress during 2006 toward reducing costs and enhancing operating efficiencies despite continued competitive challenges,” said Vincent D. Kelly, president and chief executive officer. “In addition, we continued to see improvement in subscriber trends – including quarterly increases in gross pager placements — and generated a sufficient level of cash flow to return capital to shareholders in the form of cash distributions.”

Kelly said USA Mobility redefined its sales and marketing strategy during the year to highlight its capabilities as a provider of multiple wireless services. “We reorganized and began to enhance our sales and marketing organizations while launching a corporate re-branding program to more effectively communicate the scope and depth of our service offerings beyond basic paging and two-way messaging,” he noted. “Under our new corporate logo and tagline, ‘One Source for Wireless,’ we’ve successfully created greater awareness of the Company’s expanded services within our customer base as well as generated considerable visibility among a wider set of potential enterprise customers.”
The Company also refocused its sales and marketing strategy around its core business segments of healthcare, government and large enterprises during 2006. “By concentrating on these key vertical markets,” Kelly said, “we hope to solidify our existing customer relationships and leverage our accumulated knowledge of these industries to broaden our presence and create new sales and service opportunities.”
Thomas L. Schilling, chief financial officer, said: “We continued to strengthen our financial position in 2006, principally through numerous cost reduction initiatives including our network rationalization program. In addition, we paid out $99.8 million in cash distributions during 2006 and ended the year with $66.5 million in cash.”
Schilling added: “We are pleased the financial guidance we provided for 2006 was on target. Revenue of $497.7 million was within the guidance range of $495 million to $500 million; operating expenses (excluding depreciation, amortization and accretion) of $357.3 million were slightly above the revised guidance range of $354 million to $356 million but well below the original guidance range of $370 million to $380 million; and capital expenditures of $21.0 million were within the guidance range of $20 million to $22 million. With respect to financial guidance for 2007, the Company expects revenue to be in a range from $400 million to $410 million, operating expenses, excluding depreciation, amortization and accretion, to be in a range from $295 million to $300 million, and capital expenses in a range from $18 million to $20 million.”
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its fourth quarter and 2006 results at 11:00 a.m. Eastern Time on Thursday, March 8, 2007. The call-in number is 866-409-1555 (toll-free) or 913-312-1235 (toll). The pass code for the call is 2684172. A replay of the call will be available from 3:00 p.m. on March 8 until 11:59 p.m. on Thursday, March 22, 2007. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 2684172.
* * * * * * * * *

About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility’s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to more than 80 percent of the Fortune 1000 companies. The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry devices and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06
Revenue:
Paging service	$156,588	$148,399	$141,832	$133,582	$125,673	$118,872	$112,129	$107,520
Cellular	1,507	2,122	1,877	2,336	2,026	2,096	1,728	1,877
Product sales	6,527	6,054	6,940	6,361	6,131	5,180	4,851	5,393
Other	1,055	962	1,305	1,125	1,063	1,057	846	1,253

Total revenue	165,677	157,537	151,954	143,404	134,892	127,205	119,553	116,044

Operating expenses:
Cost of products sold	1,279	929	945	1,330	786	1,169	1,184	698
Service, rental and maintenance	56,450	56,156	53,782	49,460	48,092	44,769	42,489	41,770
Selling and marketing	10,462	11,182	11,328	10,399	11,059	11,118	10,929	10,797
General and administrative	49,655	47,010	43,437	39,682	36,142	32,208	30,994	28,533
Depreciation, amortization and accretion	40,595	35,224	28,876	26,633	18,794	18,900	18,361	17,243
Severance and restructuring	5,137	9,904	855	713	170	321	682	3,413

Total operating expenses	163,578	160,405	139,223	128,217	115,043	108,485	104,639	102,454

% of total revenue	98.7%	101.8%	91.6%	89.4%	85.3%	85.3%	87.5%	88.3%

Operating income (loss)	2,099	(2,868)	12,731	15,187	19,849	18,720	14,914	13,590

% of total revenue	1.3%	-1.8%	8.4%	10.6%	14.7%	14.7%	12.5%	11.7%

Interest income (expense), net	(1,214)	(499)	(18)	408	549	1,023	717	1,579
Loss on extinguishment of long-term debt	(594)	(432)	(312)	0	0	0	0	0
Other income (expense), net	137	(73)	76	(1,144)	62	988	103	(353)

Income (loss) before income tax expense	428	(3,872)	12,477	14,451	20,460	20,731	15,734	14,816
Income tax benefit (expense)	(291)	61	(3,750)	(6,598)	(8,195)	(9,779)	(7,075)	(6,511)

Net income (loss)	$137	$(3,811)	$8,727	$7,853	$12,265	$10,952	$8,659	$8,305

Basic net income (loss) per common share	$0.01	$(0.14)	$0.32	$0.29	$0.45	$0.40	$0.32	$0.30

Diluted net income (loss) per common share	$0.01	$(0.14)	$0.32	$0.29	$0.45	$0.40	$0.31	$0.30

Basic weighted average common shares outstanding	27,108,034	27,226,076	27,365,701	27,396,187	27,397,307	27,399,533	27,400,853	27,401,492

Diluted weighted average common shares outstanding	27,320,212	27,226,076	27,465,990	27,459,261	27,503,230	27,587,958	27,575,039	27,597,919

Reconciliation of operating income to EBITDA (b):
Operating income (loss)	$2,099	$(2,868)	$12,731	$15,187	$19,849	$18,720	$14,914	$13,590
Add back: Depreciation, amortization and accretion	40,595	35,224	28,876	26,633	18,794	18,900	18,361	17,243

EBITDA	$42,694	$32,356	$41,607	$41,820	$38,643	$37,620	$33,275	$30,833

% of total revenue	25.8%	20.5%	27.4%	29.2%	28.6%	29.6%	27.8%	26.6%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or Earnings before interest, taxes, depreciation and amortization is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)(b)
(unaudited and units in thousands)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06
Units in service

Beginning units in service
Direct one-way	4,464	4,272	4,114	3,977	3,835	3,678	3,547	3,429
Direct two-way	422	398	382	365	348	324	307	292

Total direct	4,886	4,670	4,496	4,342	4,183	4,002	3,854	3,721

Indirect one-way	987	859	762	685	603	535	483	449
Indirect two-way	94	91	90	89	100	96	94	89

Total indirect	1,081	951	852	774	703	631	577	538

Total beginning units in service	5,967	5,621	5,348	5,116	4,886	4,634	4,431	4,259

Gross placements
Direct one-way	142	134	125	125	108	119	120	112
Direct two-way	23	29	17	17	15	15	15	15

Total direct	165	163	142	142	123	134	135	127

Indirect one-way	108	92	26	24	24	18	24	36
Indirect two-way	7	7	5	17	4	5	6	6

Total indirect	115	99	31	41	28	23	29	42

Total gross placements	280	262	173	183	151	157	165	169

Gross disconnects
Direct one-way	(334)	(292)	(262)	(267)	(265)	(250)	(239)	(222)
Direct two-way	(48)	(44)	(34)	(34)	(39)	(32)	(30)	(28)

Total direct	(381)	(337)	(296)	(301)	(304)	(282)	(269)	(250)

Indirect one-way	(235)	(189)	(104)	(105)	(92)	(70)	(58)	(68)
Indirect two-way	(10)	(9)	(6)	(6)	(7)	(8)	(10)	(5)

Total indirect	(245)	(198)	(109)	(111)	(100)	(78)	(68)	(73)

Total gross disconnects	(626)	(535)	(405)	(413)	(404)	(360)	(337)	(323)

Net gain (loss)
Direct one-way	(192)	(159)	(137)	(142)	(157)	(131)	(118)	(111)
Direct two-way	(24)	(15)	(17)	(17)	(24)	(17)	(15)	(13)

Total direct	(216)	(174)	(154)	(159)	(181)	(148)	(133)	(123)

Indirect one-way	(128)	(97)	(77)	(82)	(68)	(52)	(34)	(32)
Indirect two-way	(2)	(1)	(1)	11	(4)	(2)	(4)	1

Total indirect	(130)	(99)	(78)	(71)	(72)	(55)	(39)	(31)

Total net change	(346)	(273)	(233)	(230)	(252)	(203)	(172)	(154)

Ending units in service
Direct one-way	4,272	4,114	3,977	3,835	3,678	3,547	3,429	3,318
Direct two-way	398	382	365	348	324	307	292	279

Total direct	4,670	4,496	4,342	4,183	4,002	3,854	3,721	3,598

Indirect one-way	859	762	685	603	535	483	449	417
Indirect two-way	91	90	89	100	96	94	89	90

Total indirect	951	852	774	703	631	577	538	507

Total ending units in service	5,621	5,348	5,116	4,886	4,634	4,431	4,259	4,105

(a)	The third quarter 2005 unit in service adjustment has been reflected in the first quarter 2005 beginning units in service balance.

(b)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06
ARPU
Direct one-way	$8.65	$8.61	$8.48	$8.27	$8.17	$8.06	$7.95	$7.86
Direct two-way	23.98	23.65	24.28	23.76	23.61	23.75	23.27	23.61

Total direct	9.96	9.89	9.81	9.57	9.44	9.32	9.16	9.09

Indirect one-way	4.07	4.11	4.36	4.66	4.53	4.59	4.49	4.56
Indirect two-way	9.16	8.71	8.42	7.80	6.93	6.99	6.53	6.63

Total indirect	4.53	4.57	4.81	5.06	4.89	4.97	4.82	4.92

Total one-way	7.85	7.88	7.85	7.76	7.69	7.63	7.54	7.49
Total two-way	21.25	20.83	21.22	20.42	19.85	19.87	19.35	19.55

Total paging ARPU	$9.01	$9.02	$9.04	$8.90	$8.80	$8.74	$8.60	$8.57

Gross disconnect rate (b)
Direct one-way	-7.5%	-6.8%	-6.4%	-6.7%	-6.9%	-6.8%	-6.7%	-6.5%
Direct two-way	-11.4%	-11.1%	-8.9%	-9.4%	-11.1%	-9.8%	-9.8%	-9.5%

Total direct	-7.8%	-7.2%	-6.6%	-6.9%	-7.3%	-7.0%	-7.0%	-6.7%

Indirect one-way	-23.8%	-22.0%	-13.6%	-15.3%	-15.3%	-13.1%	-12.0%	-15.1%
Indirect two-way	-10.2%	-9.7%	-6.4%	-7.2%	-7.1%	-8.2%	-10.6%	-5.8%

Total indirect	-22.6%	-20.8%	-12.8%	-14.4%	-14.2%	-12.4%	-11.8%	-13.5%

Total one-way	-10.4%	-9.4%	-7.5%	-8.0%	-8.1%	-7.6%	-7.4%	-7.5%
Total two-way	-11.1%	-10.8%	-8.4%	-9.0%	-10.2%	-9.5%	-10.0%	-8.6%

Total paging gross disconnect rate	-10.5%	-9.5%	-7.6%	-8.1%	-8.3%	-7.8%	-7.6%	-7.6%

Net gain / loss rate (c)
Direct one-way	-4.3%	-3.7%	-3.3%	-3.6%	-4.1%	-3.6%	-3.3%	-3.2%
Direct two-way	-5.8%	-3.8%	-4.5%	-4.8%	-6.8%	-5.2%	-4.9%	-4.4%

Total direct	-4.4%	-3.7%	-3.4%	-3.7%	-4.3%	-3.7%	-3.5%	-3.3%

Indirect one-way	-12.9%	-11.3%	-10.2%	-11.9%	-11.3%	-9.8%	-7.1%	-7.1%
Indirect two-way	-2.6%	-1.5%	-1.2%	12.2%	-3.5%	-2.6%	-4.5%	1.0%

Total indirect	-12.0%	-10.4%	-9.2%	-9.1%	-10.2%	-8.7%	-6.7%	-5.7%

Total one-way	-5.9%	-5.0%	-4.4%	-4.8%	-5.1%	-4.3%	-3.8%	-3.7%
Total two-way	-5.2%	-3.4%	-3.9%	-1.4%	-6.1%	-4.6%	-4.8%	-3.1%

Total paging net gain / loss rate	-5.8%	-4.9%	-4.3%	-4.5%	-5.2%	-4.4%	-3.9%	-3.6%

(a)	The third quarter 2005 unit in service adjustment has been reflected in the first quarter 2005 beginning units in service balance.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY CUSTOMER SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06
Gross placement rate
Healthcare	3.8%	4.5%	4.1%	4.2%
Government	2.2%	2.3%	2.6%	2.1%
Large enterprise	2.6%	3.0%	3.8%	3.9%
Other	2.7%	3.0%	3.3%	3.1%

Total direct	2.9%	3.3%	3.5%	3.4%
Total indirect	4.0%	3.7%	5.1%	7.8%

Total	3.1%	3.4%	3.7%	4.0%

Gross disconnect rate
Healthcare	-4.6%	-4.7%	-5.3%	-4.6%
Government	-5.7%	-6.3%	-5.9%	-5.8%
Large enterprise	-7.7%	-7.4%	-6.9%	-6.8%
Other	-10.3%	-9.5%	-9.3%	-9.5%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%
Total indirect	-14.2%	-12.4%	-11.8%	-13.5%

Total	-8.3%	-7.8%	-7.6%	-7.6%

Net loss rate
Healthcare	-0.7%	-0.2%	-1.1%	-0.4%
Government	-3.5%	-4.1%	-3.3%	-3.6%
Large enterprise	-5.1%	-4.3%	-3.0%	-2.9%
Other	-7.5%	-6.6%	-6.1%	-6.4%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%
Total indirect	-10.2%	-8.7%	-6.7%	-5.7%

Total	-5.2%	-4.4%	-3.9%	-3.6%

End of period units in service % of total
Healthcare	29.0%	30.5%	31.5%	32.5%
Government	16.4%	16.4%	16.6%	16.5%
Large enterprise	10.2%	10.2%	10.1%	10.3%
Other	30.8%	29.9%	29.2%	28.4%

Total direct	86.4%	87.0%	87.4%	87.6%

Total indirect	13.6%	13.0%	12.6%	12.4%

Total	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06
Account size ending units in service (000’s)
1 to 3 units	388	358	327	300	275
4 to 10 units	221	203	188	175	163
11 to 50 units	527	489	456	426	398
51 to 100 units	285	265	249	238	226
101 to 1,000 units	1,134	1,068	1,027	999	967
>1,000 units	1,628	1,619	1,608	1,582	1,568

Total	4,183	4,002	3,854	3,721	3,598

End of period units in service % of total direct
1 to 3 units	9.3%	8.9%	8.5%	8.1%	7.7%
4 to 10 units	5.3%	5.1%	4.9%	4.7%	4.5%
11 to 50 units	12.6%	12.2%	11.8%	11.4%	11.1%
51 to 100 units	6.8%	6.6%	6.5%	6.4%	6.3%
101 to 1,000 units	27.1%	26.7%	26.7%	26.9%	26.9%
>1,000 units	38.9%	40.4%	41.7%	42.5%	43.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units		-7.8%	-8.7%	-8.0%	-8.3%
4 to 10 units		-8.2%	-7.5%	-6.9%	-6.6%
11 to 50 units		-7.2%	-6.8%	-6.5%	-6.6%
51 to 100 units		-7.0%	-6.2%	-4.2%	-5.2%
101 to 1,000 units		-5.8%	-3.8%	-2.7%	-3.2%
>1,000 units		-0.5%	-0.7%	-1.6%	-0.9%

Total		-4.3%	-3.7%	-3.5%	-3.3%

Account size ARPU
1 to 3 units	$14.30	$14.02	$14.14	$14.07	$14.16
4 to 10 units	13.11	13.02	13.08	12.99	13.03
11 to 50 units	10.89	10.88	10.81	10.72	10.73
51 to 100 units	9.71	9.59	9.53	9.39	9.27
101 to 1,000 units	8.44	8.34	8.29	8.21	8.15
>1,000 units	8.19	8.18	8.05	7.89	7.88

Total	$9.57	$9.44	$9.32	$9.16	$9.09

Cellular revenue
Number of activations	8,682	6,829	6,969	6,374	5,818

Revenue from cellular services (000’s)	$2,336	$2,026	$2,096	$1,728	$1,877

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06
Cost of products sold	$1,279	$929	$945	$1,330	$786	$1,169	$1,184	$698

Service, rental and maintenance
Lease payments for transmitter locations	33,041	32,067	30,347	29,118	26,099	25,021	24,314	24,204
Telecommunications related expenses	10,286	11,821	10,585	9,614	9,099	8,481	7,343	7,184
Payroll and related expenses	8,915	7,600	7,488	7,127	7,046	6,578	6,517	6,136
Stock based compensation	97	52	43	68	81	83	78	78
Other	4,111	4,617	5,319	3,530	5,767	4,606	4,237	4,167

Total service, rental and maintenance	56,450	56,156	53,782	49,460	48,092	44,769	42,489	41,770

Selling and marketing
Payroll and related expenses	7,736	7,363	7,626	6,704	7,709	7,317	6,996	6,902
Commissions	2,261	3,058	2,731	2,266	2,226	2,373	2,407	2,577
Stock based compensation	60	25	52	89	171	166	178	56
Other	405	736	919	1,341	953	1,263	1,348	1,262

Total selling and marketing	10,462	11,182	11,328	10,399	11,059	11,118	10,929	10,797

General and administrative
Payroll and related expenses	18,677	17,926	14,796	12,046	12,330	11,412	9,517	9,286
Stock based compensation	1,228	519	176	423	431	462	484	461
Bad debt	1,527	963	2,440	3,899	1,790	1,705	2,035	1,975
Facility expenses	6,111	5,288	5,160	4,601	4,104	3,973	3,467	3,408
Telecommunications	2,898	2,416	2,495	2,292	2,248	1,982	1,857	1,714
Outside services	6,768	7,988	5,391	7,962	6,419	5,631	6,162	7,123
Taxes, licenses and permits	5,309	4,855	6,169	2,871	4,149	2,708	3,035	(501)
Other	7,137	7,055	6,810	5,590	4,670	4,335	4,436	5,068

Total general and administrative	49,655	47,010	43,437	39,682	36,142	32,208	30,994	28,533

Depreciation, amortization and accretion	40,595	35,224	28,876	26,633	18,794	18,900	18,361	17,243
Severance and restructuring	5,137	9,904	855	713	170	321	682	3,413

Operating expenses	$163,578	$160,405	$139,223	$128,217	$115,043	$108,485	$104,639	$102,454

Capital expenditures	2,565	2,818	3,944	4,172	4,424	4,595	5,153	6,819

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/05	12/31/06
Assets
Current assets:
Cash and cash equivalents	$37,547	$66,507
Accounts receivable, net	38,177	26,364
Prepaid expenses and other	10,660	12,294
Deferred income tax assets	18,895	18,399

Total current assets	$105,279	$123,564
Property and equipment, net	127,802	91,562
Goodwill	149,478	159,438
Intangible assets, net	40,654	26,339
Deferred income tax assets	207,150	180,244
Other assets	3,430	7,067

Total assets	$633,793	$588,214

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt	$13	$—
Accounts payable and accrued liabilities	65,719	63,979
Distributions payable	—	435
Customer deposits	3,104	2,250
Deferred revenue	17,924	16,194

Total current liabilities	$86,760	$82,858
Other long-term liabilities	14,040	29,384

Total liabilities	$100,800	$112,242

Stockholders’ equity:
Preferred stock	$—	$—
Common stock	3	3
Additional paid-in capital	521,298	475,969
Retained earnings	11,692	—

Total stockholders’ equity	532,993	475,972

Total liabilities and stockholders’ equity	$633,793	$588,214

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	For the year ended
	December 31,
	2005	2006
Cash flows from operating activities:
Net income	$12,907	$40,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	131,328	73,299
Deferred income tax expense	7,461	16,197
Loss on extinguishment of long-term debt	1,338	—
Amortization of deferred financing costs	714	—
Amortization of stock based compensation	2,832	2,728
Provisions for doubtful accounts and service credits	25,055	17,204
(Gain) loss on disposals of property and equipment	1,287	601
Changes in assets and liabilities:
Accounts receivable	(23,439)	(6,816)
Prepaid expenses and other	5,109	(395)
Intangibles and other long-term assets	7,978	(2,746)
Accounts payable and accrued expenses	(21,276)	(2,651)
Customer deposits and deferred revenue	(6,911)	(2,584)
Other long-term liabilities	(5,129)	12,224

Net cash provided by operating activities	$139,254	$147,242

Cash flows from investing activities:
Purchases of property and equipment	(13,499)	(20,990)
Proceeds from disposals of property and equipment	168	200
Receipts from long-term notes receivable	285	1,425

Net cash used in investing activities	$(13,046)	$(19,365)

Cash flows from financing activities:
Repayment of long-term debt	(95,045)	(13)
Cash distributions	(40,691)	(98,904)
Exercise of options	80	—

Net cash used in financing activities	$(135,656)	$(98,917)

Net increase (decrease) in cash and cash equivalents	(9,448)	28,960
Cash and cash equivalents, beginning of period	46,995	37,547

Cash and cash equivalents, end of period	$37,547	$66,507

Supplemental disclosure:
Interest paid	$2,245	$34

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (a)
(in thousands, except share and per share amounts)

	For the year ended
	December 31,
	2005	2006
Revenue:
Service, rental and maintenance revenues	$592,690	$476,138
Product sales	25,882	21,556

Total revenues	618,572	497,694

Operating expenses:
Cost of products sold	4,483	3,837
Service, rental and maintenance	215,848	177,120
Selling and marketing	43,371	43,902
General and administrative	179,784	127,877
Depreciation, amortization and accretion	131,328	73,299
Severance and restructuring	16,609	4,586

Total operating expenses	591,423	430,621

Operating income	27,149	67,073

Interest expense	(2,412)	(34)
Interest income	1,089	3,902
Loss on extinguishment of long-term debt	(1,338)	—
Other income (expense), net	(1,004)	800

Income before income tax expense	23,484	71,741
Income tax expense	(10,577)	(31,560)

Net income	$12,907	$40,181

Basic net income per common share	$0.47	$1.47

Diluted net income per common share	$0.47	$1.46

Basic weighted average common shares outstanding	27,275,040	27,399,811

Diluted weighted average common shares outstanding	27,427,120	27,582,377

Reconciliation of operating income to EBITDA (b):
Operating income	$27,149	$67,073
Add back: Depreciation, amortization and accretion	131,328	73,299

EBITDA	$158,477	$140,372

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or Earnings before interest, taxes, depreciation and amortization is a non-GAAP measure and is presented for analytical purposes only.